Exhibit 4.1

Specimen Stock Certificate

NUMBER ______________	C.O.R.E. (USA) COMMUNITY-ORIENTED RESOURCE ENVIRONMENT, INC. INCORPORATED UNDER THE LAWS OF STATE OF NEVADA	SHARES ______________

COMMON VOTING STOCK FULLY PAID AND NON-ASSESSABLE	CUSIP __________ PAR VALUE: $0.001	COMMON VOTING STOCK FULLY PAID AND NON-ASSESSABLE

THIS CERTIFIES THAT ___________________________________

IS THE REGISTERED HOLDER OF __________________________

shares of common stock of C.O.R.E. (USA) COMMUNITY-ORIENTED
RESOURCE ENVIRONMENT, INC., a Nevada Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. Witness the facsimile Seal of the Corporation and the facsimile Signatures of its duly authorized officers.

Dated: ______________, 20______

______________________ President	C.O.R.E. (USA) COMMUNITY-ORIENTED RESOURCE ENVIRONMENT, INC. Corporate Seal NEVADA	______________________ Secretary